UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2014, the Compensation Committee of the Board of Directors (“Board”) of Casella Waste Systems, Inc. (the “Company”) approved a bonus plan (the “Bonus Plan”) for the eight-month transition period ending December 31, 2014 (the “Transition Period”), pursuant to which the Company’s executive officers are eligible to receive a bonus with respect to the Transition Period, payable in cash or equity, as determined by the Board, based upon the Company’s improvement of Economic Value Added (“EVA”) in the Transition Period, compared to EVA in the eight-month period ended December 31, 2013. EVA is calculated as operating income, adjusted for certain items, less a cost of capital charge, with the cost of capital charge calculated as the Company’s weighted average cost of capital applied to the Company’s consolidated net fixed assets. No bonus payout will be made to executive officers under the Bonus Plan if a specified threshold target for Consolidated EBITDA is not met. Consolidated EBITDA is defined in the Company’s Amended and Restated Senior Secured Credit Agreement, which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011. Under the Bonus Plan, the Company’s executive officers are eligible to receive bonuses as a percentage of the pro rated portion of their respective annual base salary paid during the Transition Period as follows: John W. Casella: 120%; Edwin D. Johnson: 85%; Edmond R. Coletta: 75%; David L. Schmitt: 60% and Christopher B. Heald: 50%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: June 30, 2014	By:	/s/ Edmond R. Coletta

Edmond R. Coletta

Senior Vice President and Chief Financial Officer